                                                                       Exhibit B



                         CARDINAL PARTNERS 2000, L.P.

                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

                           Dated as of July 1, 2000



THE LIMITED PARTNERSHIP INTERESTS OF CARDINAL PARTNERS 2000, L.P. HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. SUCH LIMITED PARTNERSHIP INTERESTS ARE BEING ACQUIRED FOR INVESTMENT ONLY, AND NEITHER SUCH INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                         CARDINAL PARTNERS 2000, L.P.

                         LIMITED PARTNERSHIP AGREEMENT
                         -----------------------------

                           Dated as of July 1, 2000


    The undersigned hereby form, as of the day and year first above written, a limited partnership (the "Partnership") pursuant to the Texas Revised Limited Partnership Act, as may be hereafter amended from time to time (the "Texas Act"), which limited partnership shall be governed by and operated pursuant to the terms and provisions of this Limited Partnership Agreement (the "Agreement").

                                   ARTICLE I
                                   ---------

                              GENERAL PROVISIONS
                              ------------------

     SECTION 1.01.   Terms Defined.  When used in this Agreement, the following
                     -------------
terms shall have the meaning set forth below:

     "Accounting Period" shall mean the period beginning at the opening of business on any Adjustment Date and continuing until the close of business on the day immediately preceding the next Adjustment Date.

     "Additional Capital Contribution" shall mean the amount, if any, of the additional contributions of cash and the fair market value of Securities other than cash (net of liabilities which the Partnership assumes or takes the property subject to) made to the Partnership by Partners in excess of their initial Capital Contributions.


     "Adjustment Date" shall have the meaning set forth in section 3.04(b) hereof.

     "Affiliate" of any Partner shall mean (i) any shareholder, director, officer, partner, employee, family member (related no more distantly than the second degree), agent (including, but not limited to, attorneys and accountants) of any Partner or (ii) any entity owning directly or indirectly, any entity owned directly or indirectly by, or any entity under common ownership with any Partner or any Person or other entity described in (i) above. An "Affiliate" of any person or entity other than a Partner or person described in (i) above shall mean a person, entity or organization, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person, entity or organization in question. The term "control" as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of such corporation and, with respect to a person or organization that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or organization.

     "Capital Account" shall have the meaning set forth in Section 3.04 hereof.

     "Capital Contribution" shall mean the cash and the fair market value of property other than cash (net of liabilities which the Partnership assumes or takes the property subject to) contributed to the capital of the Partnership by Partners.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules promulgated by the Internal Revenue Service thereunder.

     "Fiscal Year" shall mean the annual accounting period employed by the Partnership for tax and financial purposes, which shall commence on January 1 (except for the first year of the Partnership) and shall end on December 31 of each calendar year.

     "General Partner" shall mean Cardinal Investment Company, Inc., along with any successor General Partner.

     "Limited Partners" shall mean the persons and/or entities listed in Schedule A as Limited Partners from time to time and who have executed a counterpart of this Agreement or an amendment to this Agreement pursuant to which such Limited Partner has agreed to become subject to the terms of this Agreement.

     "Net Profits or Net Losses" shall mean the net profits or net losses of the Partnership for each Accounting Period or Fiscal Year, as applicable, consisting of ordinary income or loss, unrealized capital gains or losses with respect to Securities and the realized capital gain or losses with respect to the disposition of Securities.

     "Partner" or "Partners" shall mean all persons or entities which are, or subsequently will become, General Partners and all Limited Partners of the Partnership.

     "Partnership Functionary" shall have the meaning given it in Article IX.

     "Partnership Percentage" of each Partner during any Accounting Period shall be determined as of the beginning of each Accounting Period and shall be deemed constant throughout such Accounting Period. It shall be the ratio of such Partner's Capital Account at the opening of business on the Adjustment Date upon which such Accounting Period commences to the aggregate of the Capital Accounts of all of the Partners at the opening of business on such Adjustment Date in each case after giving effect to any distributions or contributions, as the case may be, made, or deemed to have been made, on or prior to the opening of business on the first day of such Accounting Period.

Each Partner's Partnership Percentage shall be computed to four (4) decimal places and rounded to three (3) decimal places, and the sum of the Partnership Percentages shall be one hundred percent (100%). Each Partner shall have and own during such Accounting Period an undivided interest in the Partnership equal to his Partnership Percentage.

    "Portfolio Value" shall mean the value of all assets of the Partnership, excluding, however, cash, cash equivalents and money-market instruments, determined at the times specified in and in accordance with Section 1.08 hereof.

    "Proceeding" shall have the meaning given it in Article IX hereof.

    "Schedule" shall mean the schedule entitled "Schedule A -- Schedule of Partners and Initial Capital Contributions" which is attached hereto and made a part of this Agreement and which may be amended from time to time by the General Partner to the extent required to reflect changes in ranks of the Limited Partners.

    "Security" and "Securities" shall mean the capital stock, preorganization certificates and subscriptions, and warrants, and convertible instruments, bonds, debentures and notes of any person, corporation, government or entity whatsoever, and rights and options relating thereto, and interests or shares in any mutual fund and commodity positions, including put and call options written by the Partnership or by others.

    "TMP" shall mean the Tax Matters Partner for purposes of Section 2.05 hereof.

    "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

    "Valuation Date" shall mean the close of business on the last day of each fiscal quarter (unless such date is not a trading day on the New York Stock Exchange, in which case the Valuation Date shall be the close of business on the next succeeding day which is a trading day on the New York Stock Exchange) during each Fiscal Year.

    SECTION 1.02.    Partnership Name; Registered Office and Registered Agent.
                     ---------------------------------------------------------
The Partnership shall do business under the name of Cardinal Partners 2000, L.P. The registered office of the Partnership (which shall also be the Partnership's principal office) shall be 500 Crescent Court, Suite 250, Dallas Texas 75201, and the Partnership's registered agent at such address shall be Cardinal Investment Company, Inc.

    SECTION 1.03.    Books and Records.  The General Partner shall keep, or
                     --------------------
cause to be kept, at the expense of the Partnership, for each Fiscal Year a full and accurate set of books and records of all transactions of the Partnership in accordance with generally accepted accounting principles, consistently applied. All of such books and records shall, at all times, be maintained at the principal place of business of the Partnership and all Partners or their agents, accountants or attorneys shall have the right to inspect and copy any of them, at their own expense, during normal business hours.

     SECTION 1.04.   Liability of Partners.  The names of all of the initial
                     ---------------------
Partners and the amounts of their respective initial Capital Contributions are set forth on the Schedule.

     (a) The General Partner shall have unlimited liability for the repayment and discharge of all debts and obligations of the Partnership attributable to any Fiscal Year or part thereof during which he is or was the General Partner of the Partnership. Notwithstanding any other provision in this Agreement, in no event shall any Limited Partner (or former Limited Partner) be obligated to make any additional contribution whatsoever to the Partnership or have any liability for the repayment and discharge of the debts and obligations of the Partnership beyond the amount that such Limited Partner or former Limited Partner has contributed to the Partnership pursuant to Sections 3.01 and 3.02. The Partners recognize and agree that earnings retained in the Partnership pursuant to
Section 4.01 become assets of the Partnership subject to the claims of its creditors.

     (b) As used in this Agreement, the term "former Limited Partner" refers to such persons as hereafter from time to time cease to be Limited Partners pursuant to the terms and provisions of this Agreement.

     SECTION 1.05.   Purposes of Partnership.  The Partnership is organized for
                     -----------------------
the following objects and purposes:

     (a) to invest, buy, hold, sell and trade, on margin or otherwise, in Securities, to sell Securities short (subject to the limits contained in Section 1.06 hereof) and cover such sales, to invest in currencies and stock indexes, and to lend funds or Securities of the Partnership, either with or without security;

     (b) to acquire, hold, sell and trade certificates of deposit, U.S. Treasury Bills, Notes and Bonds;

     (c) to enter into, make and perform all contracts and other undertakings, to engage in all activities and transactions and to incur expenses on behalf of the Partnership as the General Partner may deem necessary or advisable to the carrying out of the foregoing objects and purposes, including without limitation:

          (i) to purchase, hold, sell, exchange, transfer, mortgage, pledge and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership, or possession with respect to Securities;

          (ii) to acquire or convert a long position or a short position with respect to any Security and to make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

          (iii) to borrow or raise monies, whether on margin or otherwise, and, from time to time without limitation as to amount or manner and time of repayment, to issue, accept, endorse and execute evidences of indebtedness, and to secure the payment of such or other obligations of the Partnership by mortgage upon, or hypothecation or pledge of, all or part of the property of the Partnership, whether at the time owned or thereafter acquired, subject to the limitations imposed by Section 2.02 hereof;

          (iv) to maintain for the conduct of Partnership affairs one or more offices and in connection therewith rent or acquire office space, engage personnel, whether part-time or full-time, and do such other acts and incur such expenses as the General Partner may deem necessary or advisable in connection with the maintenance and administration of such office or offices; and

          (v) to engage attorneys, accountants, custodians, information services, investment counselors or such other persons as the General Partner may deem necessary or advisable.

     SECTION 1.06.   Certain Activities of Partners.  Except to the extent that
                     ------------------------------
the General Partner shall have determined that no applicable law, rule and regulation will be violated thereby, the Partnership shall not invest in Securities of any publicly held business or economic entity in which any Partner or an Affiliate of a Partner is a director, officer or ten percent (10%) shareholder. Each Partner agrees to promptly so notify the General Partner if or when such Partner or such Partner's Affiliates become or begin a process of becoming a director, officer or ten percent (10%) shareholder of any publicly held business or economic entity.

     SECTION 1.07.   Assignability of Interest.  Except as provided in Section
                     -------------------------
1.09 below or with the consent of the General Partner which consent may be withheld by the General Partner in its sole discretion, a Partner may not assign his interest in the Partnership or pledge, mortgage or hypothecate his interest in the Partnership, in whole or in part, to any person, firm, corporation or other entity except by last will and testament or, if required, by operation of law, and any such attempted assignment shall be void. Any such permitted assignee shall not become a substituted partner unless the General Partner so consents thereto and the assignee executes all documents required by the General Partner in connection therewith.

     SECTION 1.08.   Method of Valuation. On each Valuation Date and on such
                     -------------------
other dates as an evaluation is to be determined in accordance with the terms of this Agreement, the General Partner shall determine or cause to be determined the Portfolio Value. For the purposes of this Agreement, the value of any Security shall be determined as follows:

     (a) marketable Securities listed on a national securities exchange or National Association of Securities Dealers' Automated Quotation National Market System will be valued at the last sales price on the date of valuation, or in the absence of a sale on such date, at the last bid price on the date of valuation;

     (b) marketable Securities traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation system will be valued at the closing bid price as reported by such system;

     (c) Securities (other than Securities of a type specified in clause (a) or (b) above) for which prices are regularly quoted by recognized dealers all or a portion of which are immediately salable under regulations of the Securities and Exchange Commission will be valued at the most recent market price; and

     (d) all other Securities will be valued at cost or such other value as may be reasonably determined by the General Partner.

     SECTION 1.09.  Purchase Option.  The General Partner or the Partnership
                    ---------------
shall have the right, but never the obligation, to purchase all, but not less than all, of any Limited Partner's interest in the Partnership as of the end of any fiscal quarter. In order to exercise the option herein granted, the General Partner or the Partnership must notify the affected Limited Partner of its intent to purchase at least ten days before the last day of the fiscal quarter, which shall be the effective date of the purchase. The purchase price for the limited partnership interest being acquired shall be equal to the selling Limited Partner's Capital Account (as adjusted pursuant to Section 3.04 hereof) as of the close of business on the last day of the fiscal quarter. The General Partner or the Partnership, as the case may be, shall pay the purchase price to the selling Limited Partner as soon as reasonably practicable after the books of the Partnership are closed with respect to such fiscal quarter (and if such fiscal quarter is the last quarter of the Fiscal Year, as soon as reasonably practicable after the Partnership's information tax return for such Fiscal Year has been prepared).

                                  ARTICLE II
                                  ----------

                           MANAGEMENT OF PARTNERSHIP
                           -------------------------

     SECTION 2.01.  Management Generally.  The management of the Partnership
                    --------------------
shall be vested exclusively in the General Partner. The Limited Partners shall have no part in the management of the Partnership and shall have no power, authority or right to act on behalf of the Partnership in connection with any matter, except as may be otherwise provided for in this Agreement.

     SECTION 2.02.  Power and Authority of General Partner.  Subject to the
                    --------------------------------------
limitations contained herein, the General Partner shall have the power and authority, and without the consent of any Limited Partners, in the name and on behalf of the Partnership to carry out any and all of the objects and purposes of the Partnership set forth in Section 1.05 and to perform all acts and enter into and perform all contracts and other undertakings which he may reasonably deem necessary or advisable or incidental thereto, including without limitation, the power and authority to:

     (a) open, maintain, conduct and close custodian accounts for securities and monies;

     (b) open, maintain, conduct and close accounts, including margin accounts, with brokers, including holding securities in street name;

     (c) open, maintain, and close bank accounts and draw checks or other orders for the payment of monies;

     (d) lend, with or without security, any of the funds or properties of the Partnership and from time to time-without limit as to amount, borrow or raise funds and secure the payment of obligations of the Partnership by mortgage upon, or pledge or hypothecation of, all or any part of the property of the Partnership;

     (e) execute, deliver, acknowledge and file in the name and on behalf of the Partnership (i) a Certificate of Limited Partnership and, as required by law, any amendment or supplement thereto and (ii) all other documents required by law for the operation of the Partnership's business (including, but not limited to, assumed name certificates);

     (f) appoint, engage or retain persons to serve as officers, managers of the Partnership or as a Partnership Functionary, share personnel, equipment, office space, supplies and other services with other persons, partnerships or corporations (including, without limitation, those of Cardinal, or any Affiliate or parent thereof) and, if required, to pay a fair allocated share of such expenses;

     (g) do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to its Securities or its interest in any person, firm, corporation or other entity, including, without limitation, the voting of Securities, the negotiation and payment of commissions in amounts in excess of any so-called minimum commission (including so-called "soft dollar arrangements"), participation in arrangements with creditors, the institution of suits and administrative proceedings and other like or similar matters;

     (h) act and incur expenses for and on behalf of the Partnership in all matters incidental to the foregoing (if any such costs and expenses are or have been paid by the General Partner on behalf of the Partnership, then the General Partner shall be entitled to reimbursement therefor so long as such costs and expenses were reasonably necessary and reasonable in amount);

     (i) select a method of accounting (consistent with generally accepted accounting principles) for tax and financial reporting purposes for the Partnership; and

     (j) except as otherwise provided in Sections 2.05 hereof, make all Federal income tax elections available to the Partnership.

     SECTION 2.03.   Reliance by Third Parties.  Persons dealing with the
                     -------------------------
Partnership are entitled to rely conclusively upon a certificate of the General Partner to the effect that he is the General Partner and upon the power and authority of the General Partner as herein set forth.

     SECTION 2.04.   Activity of General Partner.  The General Partner hereby
                     ---------------------------
agrees to use its reasonable efforts in connection with the purposes and objects of the Partnership and shall devote to such purposes and objects such time and activity during normal business days and hours as may be reasonably necessary, in its reasonable discretion, for the management of the affairs of the Partnership; provided, however, that nothing contained in this Section 2.04
                 --------  -------
shall preclude the General Partner from acting as a director, officer, agent or employee of any corporation, a partner of any partnership, an investment counselor or advisor to any person, firm, corporation or other entity, a trustee of any trust, an executor or administrator of any estate, or an administrative official of any other business entity, or from participating in profits derived from the investments of any such corporation, trust, estate, partnership or other business entity or person. The General Partner may engage or possess an interest in other business ventures of every nature and description, independently or with others, including, without limitation, performing the same or similar services as contemplated by this Agreement with or for other entities, and neither the Partnership nor any of the other Partners shall have any right by virtue of this Agreement in and to such other ventures or to the income or property derived therefrom. In carrying out its duties, the General Partner may appoint, engage or retain persons to serve as officers or managers of the Partnership or as a Partnership Functionary and to delegate to such persons such of its duties as the General Partner may determine in its reasonable discretion.

     SECTION 2.05.   Certain Tax Matters.
                     -------------------

     (a) The General Partner shall be designated the TMP as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Partnership. The TMP shall comply with the requirements of Sections 6221 through 6232 of the Code and the Treasury Regulations promulgated thereunder, and the Partners further agree as follows:

     (b) The TMP shall have a continuing obligation to provide the Internal Revenue Service with sufficient information so that proper notice can be mailed to all Partners as provided in Section 6223 of the Code, and the Partners shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request for such purpose.

     (c) The TMP shall keep each Partner informed of all administrative and/or judicial proceedings for the adjustment of Partnership items (as defined in Section 6231(a)(3) of the Code and regulations promulgated thereunder) at the Partnership level.

     (d) If any administrative proceeding contemplated under Section 6223 of the Code has begun, the Partners shall, upon request by the TMP, notify the TMP of their treatment of any

Partnership item on their federal income tax return which is or may be inconsistent with the treatment of that item on the Partnership's return.

     (e) Any Partner who enters into a settlement agreement with the Secretary of the Treasury with respect to Partnership items shall notify the other Partners of such settlement agreement and its terms within 30 days after the date of such settlement.

     (f) If the TMP elects not to file suit concerning an administrative adjustment or request for administrative adjustment and another Partner elects to file such a suit, such other Partner shall notify all Partners of such intention and the forum or forums in which such suit shall be filed shall be agreed to by all of the Partners.

     (g) Each Partner shall be entitled to participate in all administrative proceedings with the Internal Revenue Service, as provided by Code Section 6224(a).

     (h) The obligations imposed on the TMP and participation rights afforded the Partners by this Agreement and Sections 6221 through 6232 of the Code may not be restricted or limited in any fashion by the TMP or any Partner or Partners without the written consent of all of the Partners.

     (i) The TMP shall have the right to extend the statute of limitations, file a request for an administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any taxable year of the Partnership.

     SECTION 2.06.   Facilities.   The Partnership shall share office space with
                     ----------
Cardinal Investment Company, Inc. and, in exchange therefor, the Partnership shall pay to Cardinal a portion of the management fee provided in Section 2.07 below.

     SECTION 2.07.   Compensation.   The General Partner shall charge a
                     ------------
management fee equal to one percent (1%) of the value of total assets of the Partnership (such valuation to be determined in good faith by the General Partner). Such management fee shall be accrued against the Capital Accounts of the Partners of the Partnership at the beginning of each fiscal quarter of the Partnership at a rate of one quarter of one percent (0.25%) of the value of total assets as of the beginning of each fiscal quarter. If a Limited Partner withdraws capital at a time other than the beginning of a Fiscal Year in accordance with Section 4.02, the Partnership may, in the sole discretion of the General Partner, charge the Limited Partner a withdrawal fee equal to two percent (2%) of the capital being withdrawn to cover any costs associated with liquidating Securities to allow the Partnership to pay such withdrawal, along with any other administrative costs associated with the withdrawal. This
Section 2.07 does not in any way limit the General Partner's right to reimbursement of costs and expenses incurred on behalf of the Partnership pursuant to Section 2.02(h).

     SECTION 2.08.   Liability.  The General Partner shall perform his duties
                     ---------
under this Agreement with ordinary prudence and in a manner reasonable under the circumstances. The

General Partner shall not be liable to the Partnership or the Limited Partners for any loss or liability caused by any act, or by the failure to do any act, unless such loss or liability arises from the General Partner's intentional misconduct, gross negligence, intentional violation of applicable law, or fraud. The General Partner shall be entitled to deal with his Affiliates in the performance of his duties and obligations under this Agreement, unless expressly prohibited therefrom by a specific provision hereof.

     SECTION 2.09.   Removal of General Partner.  Partners owning Partnership
                     --------------------------
interests representing ninety percent (90%) of the Partnership Percentages shall be entitled to remove the General Partner at any time and for any reason, with or without cause. Upon the removal of the General Partner, the Partnership shall be terminated.

     SECTION 2.10.   Power of Attorney.
                     -----------------

     (a) Each Limited Partner hereby irrevocably severally appoints and constitutes the General Partner, his successors and assigns hereunder, as its true and lawful attorney-in-fact, with full power and authority, on its behalf and in its name, to execute, acknowledge, swear to, deliver and, where appropriate, file in such offices and places as may be required by law:

          (i) any amendment to this Agreement, and as contemplated by Section 2.02(e) hereof, the Certificate of Limited Partnership, required by a change in the name of the Partnership, a change of the name or address of the registered agent of the Partnership, the withdrawal of the General Partner, or the admission of any party to the Partnership as a General Partner, if such admission is in compliance with the applicable provisions hereof; and

          (ii) any amendment to this Agreement upon compliance with Section
     10.03.

     (b) The power of attorney granted by the Limited Partners to the General Partner under Paragraph (a) above is a special power coupled with an interest and is irrevocable, and may be exercised by any party who at the time of exercise is a General Partner of the Partnership. Such power of attorney shall survive the death or legal incapacity of a Limited Partner and any assignment or abandonment of all or any portion of his interest in the Partnership or his withdrawal from the Partnership.

     SECTION 2.11.   Section 754 Election.  Upon election by the General Partner
                     --------------------
in its sole discretion, the Partnership shall file such documents and take such other action as may be necessary to make the election provided by Section 754 of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III
                                  -----------

                   CAPITAL ACCOUNTS OF PARTNERS; ALLOCATIONS
                   -----------------------------------------

     SECTION 3.01.   Capital Contributions.  Each Partner has made an initial
                     ---------------------
Capital Contribution in cash in the amount set forth opposite such Partner's name in the Schedule. After the formation of the Partnership, any new Partner may make initial Capital Contributions at the beginning of a Fiscal Year in any amount approved by the General Partner and shall be bound by the provisions of this Agreement. Additional Capital Contributions to the Partnership may be made by Partners only in accordance with the provisions of Section 3.02.

     SECTION 3.02.   Additional Capital Contributions.  At the beginning of any
                     --------------------------------
Fiscal Year of the Partnership, any Partner may make Additional Capital Contributions to the Partnership as long as such Additional Capital Contribution is delivered within five days after the first day that begins such Fiscal Year and the General Partner, in its sole discretion has approved such Additional
Capital Contribution.   All Additional Capital Contributions made within five
days after the first day of a Fiscal Year shall be deemed to have been made on the opening of business on the first day of such Fiscal Year for purposes of determining an Adjustment Date for purposes of Section 3.04(b). All Additional Capital Contributions shall be delivered to the General Partner for the benefit of the Partnership in cash, certified or cashier's check or Federal funds wire transfer.

     SECTION 3.03.   Partnership Percentages.  A Partnership Percentage shall be
                     -----------------------
determined for each Partner for each Accounting Period and shall be set forth in a schedule which shall be filed with the records of the Partnership.

     SECTION 3.04.   Capital Accounts.
                     ----------------

     (a) Unless and until the General Partner determines that such would not be in the best interest of the Partners and the Partnership (in which case Capital Accounts shall be maintained in accordance with generally accepted accounting principles), the Partnership shall establish and maintain a capital account ("Capital Account") for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv). If the General Partner makes the determination provided in the preceding sentence, he shall promptly give notice to the Partners of such decision, prior to taking any action hereunder, with such notice to include a description of the proposed change and its consequences. Except as provided in, Section 3.04(b) and otherwise by this Agreement, the Capital Account balance of each Partner shall be credited (increased) by (i) the amount of money contributed by such Partner to the capital of the Partnership, (ii) the fair market value of property contributed by such Partner to the capital of the Partnership (net of liabilities secured by such property that the Partnership assumes or takes subject to), and (iii) such Partner's allocable share of Partnership income and gain (or items thereof) as determined for Capital Account purposes in accordance with Regulations Section 1.704-1(b)(2)(iv), including income and gain exempt from federal taxation, and the Capital Account balance of each Partner shall be debited (decreased) by (i) the amount of cash distributed to such Partner, (ii) the fair market value of property distributed to such Partner (net of liabilities secured by such property which the Partner assumes or takes subject to), and (iii) of such Partner's share of Partnership losses, depreciation and other deductions, as determined for Capital Account purposes in accordance with Regulations Section 1.704-1(b)(2)(iv), including such Partner's share of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code. Notwithstanding the foregoing, a Partner's Capital Account shall not be adjusted to reflect gain or loss attributable to the disposition of property contributed by such Partner to the extent such Partner's Capital Account reflected such inherent gain or loss in the property on the date of its contribution to the Partnership.

     (b) On the opening of business on any Adjustment Date, the Capital Accounts of all the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of all such property on such Adjustment Date. "Adjustment Date" means the effective day (i) of a distribution of cash and/or property to a Partner in complete or partial liquidation of such Partner's interest in the Partnership (including distributions made pursuant to Sections 4.01 and 4.02 hereof); (ii) of a distribution in liquidation of the Partnership; (iii) the admission to the Partnership of one or more Limited Partners pursuant to Section
5.01 hereof; (iv) of any other non-pro rata contribution to or distribution from the Partnership, including, without limitation, Additional Capital Contributions; or (v) of the day after the last day of the Fiscal Year.

     SECTION 3.05.  Deficit Capital Account Balances.  Upon liquidation of the
                    --------------------------------
Partnership, no Limited Partner with a deficit balance in its Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Partnership, except to the extent such Limited Partner is personally liable to make contributions to the capital of the Partnership pursuant to Section 1.04 of this Agreement. Upon liquidation of the partnership, the General Partner shall be obligated to contribute to the capital of the Partnership within ninety (90) days after the date of such liquidation an amount equal to his deficit Capital Account balance which amount shall be paid to the creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances.

     SECTION 3.06.  Allocation of Net Profits and Net Loss.
                    --------------------------------------

     (a) Net Profits and Net Losses for each Accounting Period from the operations of the Partnership shall be determined in accordance with the method of accounting and books and records of the Partnership. Except as provided in Sections 3.06(b), (c) and (d) and 3.07, Net Profits and Net Losses attributable to each Accounting Period shall be allocated among the Partners as follows:

          (i) First, each Partner shall preliminarily be allocated Net Profits and Net Losses during the Accounting Period, pro rata in accordance with their Partnership Percentages for such Accounting Period; and

         (ii) Second, notwithstanding Section 3.06(a)(i), at the end of each Fiscal Year, after giving effect to the allocations provided for in Section 3.06(a)(i), 20% of the amount, if any, by which Net Profits for each Accounting Period in such Fiscal Year exceed Net Losses for each Accounting Period in such Fiscal Year shall be reallocated to the General Partner.

     (b) Notwithstanding anything to the contrary contained herein, items of income, gain, loss and deduction with respect to an adjustment to the Partners' Capital Accounts pursuant to Section 3.04(b) to reflect a revaluation of the property of the Partnership shall be allocated among the Partners so as to take account of the adjustments to the Partner's Capital Accounts as required in Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g), as currently in effect.

     (c) In accordance with Code Sections 704(b), 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to (i) any property contributed to the capital of the Partnership, and (ii) all property owned by the Partnership on each Adjustment Date, shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its value on, as the case may be, the date of contribution or the Adjustment Date.

     (d) For income tax purposes, allocations of income or loss (and items thereof) shall be made in accordance with the foregoing allocations of income and loss for financial purposes.

     (e) As between a Partner who has transferred all or part of its interest in the Partnership and its transferee, all items of income, gain, deduction and loss, for any year shall be apportioned on the basis of the number of days in each such year that each was the holder of such interest (making adjustments necessary to comply with the provisions of Section 706(d)(2) of the Code), without regard to the results of the Partnership's operations during the period before and after the date of such transfer, provided that if the General Partner in its sole discretion so determines a special closing of the books shall be had as of the effective date of such transfer and the apportionment of items of income and gain, and deduction and loss, shall be made on the basis of actual operating results.

     SECTION 3.07.  Qualified Income Offset Provision.  Notwithstanding anything
                    ---------------------------------
else to the contrary contained herein, to the extent that the allocation of any loss or deduction would cause the deficit Capital Account balance of any Partner to exceed the dollar amount that such Partner is obligated to restore upon liquidation of the Partnership as of the end of the Partnership's taxable year to which such allocation relates, such Partner will not be allocated a loss or deduction which will cause or increase a deficit balance in such Partner's Capital Account in excess of such amount. For purposes of this subsection, the Capital Account of each Partner shall be reduced (a) for any distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made,
(b) adjustments that as of the end of such year reasonably are expected to be made for depletion adjustments, and (c) allocations that, as of the end of such year, reasonably are expected to be made pursuant to Code
Section 704(e)(2) (dealing with family partnerships), Code Section 706(d) (dealing with changes in Partners' interests) and Treasury Regulation Section 1.751-1 (dealing with unrealized receivables and inventory items), all as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). A Partner who unexpectedly receives an adjustment, allocation or distribution described immediately above which causes or increases a deficit balance in such Partner's Capital Account (in excess of any dollar amount of such deficit balance that such Partner is obligated to restore upon liquidation, as of the end of the Partnership's taxable year to which such allocation relates) will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

     To the extent this Section 3.07 prevents the allocation of a deduction or loss to a Partner, such deduction or loss shall be allocated between the Partners in accordance with their interests in the Partnership as determined under Treasury Regulation Section 1.704-1(b)(3).

                                  ARTICLE IV
                                  ----------

               EARNINGS DISTRIBUTIONS AND WITHDRAWAL OF CAPITAL
               ------------------------------------------------

     SECTION 4.01.  Earnings Distributions.  Unless the General Partner, in its
                    ----------------------
sole discretion, decides otherwise, all available cash for each Fiscal Year from the operations of the Partnership shall be retained by the Partnership. The General Partner may, in its sole discretion, make such distributions of cash to enable each Partner to pay his or her federal income liability with respect to such Partner's distributable share of the Partnership's federal income tax liability.

     SECTION 4.02.  Withdrawals.  Should any Limited Partner desire to withdraw
                    -----------
any portion of the positive balance of his Capital Account (as adjusted pursuant to Article VII hereof), other than the distributions contemplated by Section
4.01 hereof, such Limited Partner or Partners shall notify the General Partner in writing of such intent no later than thirty (30) days before the end of the Fiscal Year. Any such withdrawal may only be effective as of the end of a Fiscal Year. All such withdrawals from the Capital Accounts of the withdrawing Limited Partner or Partners shall be paid in cash or, at the sole option of the General Partner, by distribution of Partnership property valued in accordance with this Agreement to the withdrawing Limited Partner or Partners by the Partnership as soon as reasonably practicable after the books of the Partnership are closed with respect to such Fiscal Year and the Partnership's information
tax return for such Fiscal Year has been prepared.   The  General Partner may,
at its sole option, estimate the withdrawing Limited Partner's Capital Account as of the end of the Fiscal Year taking into account, inter alia, the amount, if
                                                      ----------
any, of Net Profits that may be allocated to the General Partner pursuant to
Section 3.06(a)(ii), and may make a payment in partial satisfaction of the amount that the Limited Partner's seeks to withdraw, before the books are closed and the Partnership's information tax returns are completed for such Fiscal Year. The General Partner may, in its sole discretion, permit a Limited Partner to withdraw any portion of the positive balance of his Capital Account as permitted in this Section 4.02 at the end of each fiscal quarter of the Partnership in the case of special circumstances. However, any such withdrawal shall comply in all respects with the provisions of this Agreement applicable to annual withdrawals of capital specified in this Section 4.02.

     SECTION 4.03.  Audit.  In the event that the Partnership makes any
                    -----
distributions pursuant to the terms of this Agreement, which, after a Partnership audit, are determined to be in excess of the distribution properly allowable hereunder, such Partner shall promptly return to the Partnership such excess together with interest thereon from the date of receipt of such excess to the date of repayment at the prime or base rate of interest announced from time to time by NationsBank of Texas, N.A., or its successor.

                                   ARTICLE V
                                   ---------

                           ADMISSION OF NEW PARTNERS
                           -------------------------

     SECTION 5.01.   New Limited Partners.  The General Partner may admit,
                     --------------------
effective at the beginning of any Fiscal Year, one or more new Limited Partners and determine the terms and conditions thereof, so long as they are identical to the terms and provisions of this Agreement, subject only to the condition that each such new Limited Partner shall execute an appropriate amendment or supplement to this Agreement pursuant to which he agrees to be bound by the terms and provisions hereof. Admission of one or more new Limited Partners shall not be a cause for dissolution of the Partnership. Upon the admission of one or more new Limited Partners, the Capital Account of each Partner shall be adjusted as contemplated by Section 3.04 hereof.

                                  ARTICLE VI
                                  ----------

                   WITHDRAWAL, DEATH OR INSANITY OF PARTNERS
                   -----------------------------------------

     SECTION 6.01.   Withdrawal of General Partner.
                     -----------------------------

     (a) Should the General Partner desire to withdraw from the Partnership, he shall notify the Limited Partners of such intent prior to the end of the then-current Fiscal Year with his withdrawal to be effective on and as of midnight on December 31 of such Fiscal Year. Upon any such withdrawal due to the inability of Cardinal Investment Company, Inc. to continue as the General Partner, 2M Partners, LLC, a Texas limited liability company owned fifty percent (50%) by James Traweek and fifty percent by Kent McGaughy, agrees that it shall serve as a successor general partner if approved by Limited Partners owning Partnership interests representing a majority of Partnership Percentages, and that it shall assume the responsibilities of the General Partner hereunder and shall receive a Capital Account, by contribution or transfer of interest, in an amount approved by such Limited Partners. Except as set forth in the previous sentence, the withdrawal of the General Partner shall dissolve the Partnership. Subject to Sections 1.04 and 6.03, upon withdrawal, the General Partner shall be entitled to receive his positive Capital Account balance (as adjusted pursuant to Section
3.04 hereof as the same is shown in the Partnership's books and records) as of the end of such Fiscal Year, not later than the tenth day following the day the books of the

Partnership are closed and the Partnership's tax return for such Fiscal Year is completed. No approval or consent of any Limited Partner shall be required for the withdrawal of such incumbent General Partner, whether or not such withdrawal ultimately results in termination and liquidation of the Partnership.

     (b) The withdrawal of the incumbent General Partner, without due succession of another General Partner, shall cause the Partnership to terminate, and Limited Partners holding Partnership interests representing a majority of Partnership Percentages may select one or more persons, firms, corporations or other entities (the "Terminating Party") to wind up the affairs of the Partnership in due course and discharge the functions exercised by the General Partner under Sections 7.01 and 7.02, and the interest in the Partnership of the General Partner shall continue at the risk of the Partnership business until the affairs of the Partnership have been wound up in due course.

     (c) In the event of an event of withdrawal (as defined in the Texas Act) of the General Partner, other than his or its removal or voluntary withdrawal provided for above, which results in the termination and liquidation of the Partnership, the interest in the Partnership of such General Partner shall continue at the risk of Partnership business until the affairs of the Partnership have been wound up in due course in accordance with Sections 7.01 and 7.02 hereof, and his or its legal representative shall be entitled to receive the positive balance of his or its Capital Account in accordance with Sections 7.01 and 7.02 hereof, except as provided in Sections 1.04 and 6.03 hereof.

     SECTION 6.02.   Withdrawal, Death, etc., of Limited Partner.
                     -------------------------------------------

     (a) Except as otherwise provided in Sections 2.06 and 2.10 hereof, should a Limited Partner or Limited Partners desire to withdraw from the Partnership, it or they shall notify the General Partner of such intent no later than thirty days before the end of the then current Fiscal Year of its or their withdrawal to be effective on and as of midnight on the last day of such Fiscal Year, unless the Partnership is terminated earlier. Except as provided in Section 6.03, the Limited Partner shall be entitled to receive the positive balance of his Capital Account (as adjusted pursuant to Section 3.04 hereof) as the same is shown on the Partnership's books and records as of the effective day of such withdrawal. The Capital Accounts of the withdrawing Limited Partner shall be paid in cash or, at the sole option of the General Partner, by distribution of Partnership property valued in accordance with this Agreement to the withdrawing Limited Partner by the Partnership as soon as reasonably practicable after the books of the Partnership are closed with respect to such Fiscal Year and the Partnership's information tax return for such Fiscal Year has been prepared.
The General Partner may, at its sole option, estimate the withdrawing Limited Partner's Capital Account as of the end of the Fiscal Year, and may make a payment in partial satisfaction of the Capital Account of the withdrawing the Limited Partner, before the books are closed and the Partnership's information tax returns are completed for such Fiscal Year.

     (b) The withdrawal, liquidation, death or insanity of a Limited Partner shall not dissolve the Partnership.

     (c) In the event of the liquidation, death or insanity of a Limited Partner, the positive Capital Account balance (as adjusted pursuant to Section
3.04 hereof) of such Limited Partner shall be paid to the legal representative of such liquidated, deceased or insane Limited Partner following the close of the Fiscal Year in accordance with the provisions of Section 6.02(a) as if such deceased or insane Limited Partner had voluntarily withdrawn from the Partnership, except as provided in Section 6.03 hereof. In the event of the liquidation, death or insanity of a Limited Partner, the legal representatives of such Limited Partner may, with the written approval of the General Partner, continue as a Limited Partner after the end of the Fiscal Year during which such event occurred. The interest of a Limited Partner who dies or becomes insane, or the interest of the legal representatives of such Limited Partner, shall not after the end of such Fiscal Year be included as an asset of the Partnership nor included in calculating Partnership Percentages or a majority of Partnership Percentages of the Limited Partners under Sections 6.01, 7.01 or 10.03; provided, however, in the event the General Partner has approved the continuance
--------
of a Limited Partner's legal representatives as a Partner of the Partnership pursuant to the preceding sentence, such Partnership Percentages shall be so included in such calculations.

     SECTION 6.03.   Limitations on Withdrawal of Capital Account; Prorated
                     ------------------------------------------------------
Distributive Share.  The right of any withdrawn, terminated, liquidated,
------------------
deceased or insane Partner or his legal representative to have distributed the positive balance of such Partner's Capital Account is subject to the reasonable provision by the General Partner, the successor General Partner or the Terminating Party, as appropriate, for all Partnership liabilities in accordance with the Texas Act and for reserves for contingencies, which reserves shall be held in escrow. The unused portion of any reserve shall be distributed after the General Partner shall have determined that the need therefor shall have ceased.

                                  ARTICLE VII
                                  -----------

                    DURATION AND TERMINATION OF PARTNERSHIP
                    ---------------------------------------

     SECTION 7.01.   Dissolution and Wind-up of Affairs.
                     ----------------------------------

     (a) It is the intention of the Partners that the business of the Partnership be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would result in a statutory dissolution of the Partnership pursuant to the laws of the State of Texas, and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound-up and its property and assets distributed in liquidation on the earlier to occur of:

          (i)  December 31, 2015;

          (ii) a determination by holders of Partnership interests representing a majority of Partnership Percentages that the business of the Partnership should be terminated;

          (iii)  the bankruptcy or insolvency of the Partnership;

          (iv)   subject to Section 6.01 hereof and the provisions of paragraph
     (b) below, the occurrence of an event of withdrawal (as defined in the Texas Act) with respect to a General Partner; or

          (v) the date upon which the Partnership is terminated under Section 7.02(c). For purposes of this Agreement, bankruptcy shall be deemed to have occurred when the party in question files a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or an order for relief under Title 11 of the United States Code Annotated is entered against it, and insolvency shall be deemed to have occurred when the party in question admits in writing that its assets are insufficient to pay its liabilities as they mature.

     (b) Upon the occurrence of any event set forth in subparagraph (iv) of paragraph (a) above with respect to a General Partner, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if there remains at least one General Partner.

     (c) As expeditiously as possible following the occurrence of an event giving rise to a termination of the business of the Partnership, the General Partner (or a special liquidator who may be appointed by Limited Partners owning a majority of Partnership Percentages if the termination results from the circumstance described in Section 7.01 (a)(iv) above) shall wind-up the affairs of the Partnership, sell its property and assets for cash at the highest price reasonably obtainable and distribute the proceeds in accordance with Section
7.02 in liquidation of the Partnership.

     SECTION 7.02.   Termination and Liquidation.
                     ---------------------------

     (a) Upon liquidation (as defined in Section 7.02(c) hereof) of the Partnership, the assets of the Partnership shall be distributed as soon as practicable after the date of such liquidation or the end of the Partnership's taxable year in which the liquidation occurs and shall be applied in the following order of priority:

          (i) to the payment of debts and liabilities of the Partnership (including amounts owed to Partners or former Partners);

          (ii) unless inconsistent with Treasury Regulation Section 1.704-1(b)(2)(ii)(b), or any successor provision, to set up any reserves which the General Partner reasonably determines to be necessary for contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the business of the Partnership; and

          (iii) after all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs (including without limitation adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv)(e), relating to distributions in kind), to the Partners in accordance with each Partner's positive Capital Account balance.

     (b) For purposes of this Section 7.02, a liquidation of the Partnership shall occur upon the date upon which the Partnership is terminated under Section 7.01.

     SECTION 7.03.   Liquidation of Partner's Interest.  If a Partner's interest
                     ---------------------------------
in the Partnership is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of such Partner, as determined after taking into account all Capital Account adjustments (including
Section 3.04 hereof) for the Partnership's taxable year during which such liquidation occurs. Where a Partner's interest is to be liquidated by a series of distributions, such Partner's interest shall not be considered liquidated until the final distribution has been made. For purposes of this Section 7.03, a liquidation of a Partner's interest in the Partnership means the termination of the Partner's entire interest in the Partnership by means of a distribution or series of distributions to the Partner by the Partnership. Where a Partner's interest is to be liquidated by a series of distributions, the interest shall not be considered as liquidated until the final distribution has been made.

                                 ARTICLE VIII
                                 ------------

                              REPORTS TO PARTNERS
                              -------------------

     SECTION 8.01.   Financial Statements.  Unaudited financial statements as of
                     --------------------
the close of each calendar year of the Partnership shall be prepared by the General Partner and distributed to all of the Partners. Such financial statements shall include a report of the amount of such Partner's Capital Account at and as of the end of such calendar year, determined pursuant to
Section 3.04.

     SECTION 8.02.   Tax Returns.  As soon as possible after the end of each
                     -----------
Fiscal Year, the General Partner shall cause to be prepared and mailed to each Partner or other person who was a Partner at any time during such Fiscal Year (or his legal representative) Internal Revenue Service Form K-1 and such other information as shall be necessary for such Partner or former Partner (or his legal representative) to prepare his income tax returns in accordance with the laws, rules and regulations then prevailing.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

     If a General Partner, or any person appointed by the General Partner as a manager, officer or other agent (whether acting as the General Partner or, at the request of the Partnership in connection with Securities held by the Partnership, as a representative of another enterprise) or a representative of such General Partner (a "Partnership Functionary") is, was or is threatened to be made a named defendant or respondent in a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (herein collectively referred to as a "Proceeding"), by reason of the fact that such person was or is serving as a Partnership Functionary in accordance with the provisions of this

Agreement, then the Partnership shall (i) indemnify such Partnership Functionary against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred in connection with such Proceeding, and (ii) pay or reimburse the Partnership Functionary, in advance of the final disposition of the Proceeding, reasonable expenses incurred in connection with the Proceeding, all to the fullest extent permitted by the Texas Act.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01.  Expenses.  The Partnership shall bear the pre-
                     --------
organizational and organizational expenses of the Partnership in addition to any management fee payable to the General Partner.

     SECTION 10.02.  Confidentiality.
                     ---------------

          (a) The Partners may be given access to various confidential and proprietary information regarding the Partnership consisting of, but not limited to, processes, compilations of information, records, pricing techniques, plans and other confidential information (collectively, the "Confidential Information") which is owned by the Partnership or the General Partner and regularly used in the business of the Partnership or the General Partner. Each Partner acknowledges that it will be provided with access to the Confidential Information in exchange for such Partner's promise herein not to disclose such Confidential Information. Each Partner further acknowledges and agrees that the Confidential Information (a) is secret and not generally known; (b) is entrusted to such Partner only because such Partner is hereby acknowledging its confidential and secret status; (c) has been developed or acquired by the Partnership or the General Partner through substantial expenditures of time, effort and/or money and is used in the business of the Partnership or the General Partner; (d) gives the Partnership or the General Partner an advantage over competitors who do not know the Confidential Information; (e) is of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Confidential Information; and (f) is a valuable, special, and unique asset of the Partnership or the General Partner, the disclosure of which could cause substantial injury and loss of profits and goodwill to the Partnership or the General Partner. Such Partner shall not hereafter use in any way or disclose, in whole or in part, outside the Partnership any of the Confidential Information, directly or indirectly through one or more other entities, either while a Partner or at any time thereafter, except as required by the Partnership or the General Partner or in connection with a Partner serving as a manager or officer of the Partnership or the General Partner. All files, records, documents, information, data and similar items relating to the business of the Partnership, coming into such Partner's possession from the Partnership or the General Partner, shall remain the exclusive property of the Partnership or the General Partner and shall be promptly delivered to the Partnership upon such Partner's ceasing to be a Partner in the Partnership. Each Partner agrees that upon such Partner's receipt of any subpoena, process, or other request to produce or divulge, directly or indirectly, any Confidential Information to any Person, such Partner shall (to the fullest extent not prohibited by applicable law or by a court order binding on such Partner) promptly notify the Partnership and the General Partner thereof and promptly deliver a copy of the subpoena, process, or other request to the Partnership and the General Partner. For this purpose, such Partner irrevocably nominates and appoints the Partnership and the General Partner, or either of them acting alone (including any attorney or legal counsel retained by the Partnership and/or the General Partner), as such Partner's true and lawful attorney-in-fact, to act in such Partner's name, place and stead to perform any act that such Partner might perform to defend and protect against any disclosure of any Confidential Information.

          (b) The Partnership shall have any and all remedies provided at law or in equity to enforce the provisions of this Section 10.02. If a Partner (the "Violating Partner") violates this Section 10.02, then each Partner covenants and agrees that the General Partner shall be fully authorized and entitled (without any vote or approval of the Limited Partners) to promptly cause the Partnership to purchase the Violating Partner's Partnership interest, and each Partner hereby grants the Partnership such an option (and the General Partner shall also be fully entitled to remove the Violating Partner from the Partnership) in exchange solely for an amount equal to (i) the Capital Contributions made by the Violating Partner less (ii) the aggregate
                                            ----
distributions previously made to the Violating Partner pursuant to this Agreement.

          (c) The Partners intend that the provisions of this Section 10.02, including specifically the provisions of Section 10.02(b), shall supersede, and apply in the event of any conflict with, any and all other provisions of this Agreement.

     SECTION 10.03.  General.  This Agreement (a) shall be binding on the legal
                     -------
representatives, executors, administrators, estates, heirs, successors and permitted assigns of the Partners, (b) shall be governed by, and construed in accordance with, the laws of the State of Texas without reference to the conflict of laws principles of any jurisdiction, and (c) this Agreement and any amendment hereto may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart as of the date and year first above written on this Agreement or on any amendment to this Agreement; provided, however, that the several
                                 --------  -------
counterparts, in the aggregate, shall have been signed by all of the Partners.

     SECTION 10.04.  Amendments to Partnership Agreement.  The terms and
                     -----------------------------------
provisions of this Agreement may be amended at any time and from time to time
(a) in accordance with Section 2.11 hereof or (b) with the written consent of Limited Partners holding a majority of Partnership Percentages and the written consent of the General Partner.

     SECTION 10.05.  Notices.  Each notice relating to this Agreement shall be
                     -------
in writing and delivered in person or by registered or certified mail, return receipt requested. All notices to the Partnership or to the General Partner shall be addressed to the Partnership's principal office and place of business. All notices addressed to a Limited Partner shall be addressed to such Limited Partner at the address set forth in the Schedule as then in effect. Any Partner may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this

Agreement, a notice shall be deemed to have been effectively given five (5) days after being mailed by registered or certified mail, return receipt requested, to the proper address or delivered in person.

     SECTION 10.06.  Number and Gender of Words.  Whenever in this Agreement the
                     --------------------------
singular number is used, the same shall include the plural, where appropriate, and vice versa; and words of any gender shall include all other genders where appropriate.

     SECTION 10.07.  Headings.  The titles of the Articles and the headings of
                     --------
the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

     SECTION 10.08.  Partition.  No Partner shall be entitled to a partition of
                     ---------
any property or assets of the Partnership, notwithstanding any provision of law to the contrary.

     SECTION 10.09.  Provisions Severable.  Every provision of this Agreement is
                     --------------------
intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     SECTION 10.10.  Partner Activities.  Except as provided in Sections 2.04
                     ------------------
and 2.09, but otherwise notwithstanding anything to the contrary contained in or inferable from this Agreement, the Texas Act or any other statute or principle of law, neither the Partners nor any of their Affiliates shall be prohibited or restricted in any way from investing in or conducting, either directly or indirectly, and may invest in and/or conduct, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses or properties similar to or in the same geographical area as those held by the Partnership. Any such investment in or conduct of any such business by a Partner or Affiliate thereof shall not give rise to any claim for an accounting by the other Partners or the Partnership or any right to claim any interest therein or the profits therefrom.

     SECTION 10.11.  Spouses as Parties.  The parties hereto agree that, if
                     ------------------
applicable, the spouse of each Limited Partner shall be deemed to be a party to this Agreement, shall be bound by all of terms and conditions hereof and shall so signify by executing this Agreement.

     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

                                        GENERAL PARTNER:

                                        CARDINAL INVESTMENT COMPANY, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CONTINGENT SUCCESSOR GENERAL
                                          PARTNER:

                                        2M PARTNERS, LLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

Sign either the entity OR the individual and spouse signature below:

                                        LIMITED PARTNERS [entity]:

                                        ________________________________________
                                        [print company name]


                                        By:_____________________________________
                                        Print Name:_____________________________
                                        Title:__________________________________


                                   ***OR***


                                        LIMITED PARTNER [individual]:

                                        ________________________________________
                                        Print Name:_____________________________


                   SPOUSE'S CONSENT (if individual investor)
                   -----------------------------------------

     The above Limited Partner's spouse hereby acknowledges, by execution of this Agreement, that such spouse has read this Agreement and knows and understands its contents. Furthermore, such spouse hereby agrees that such spouse will take no action at any time to hinder the operation of the Agreement as it affects such Units or the interest of such spouse in them.




                                        Print Name:


Cardinal Partners 2000, L.P.
Limited Partnership Agreement - Signature Page

                                  Schedule A
                                  ----------

                             Schedule of Partners
                       and Initial Capital Contributions


                                           Initial
General Partner:                         Contribution
---------------                          ------------

   Cardinal Investment Company, Inc.     $_________

Limited Partners:
----------------

   ____________________________          $__________
   ____________________________          $__________
   ____________________________          $__________